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Exhibit 4(g)

SCHEDULE

CONTRACT NUMBER	EFFECTIVE DATE
OWNER 1	BIRTH DATE OF OWNER 1
OWNER 2	BIRTH DATE OF OWNER 2
ANNUITANT	BIRTH DATE OF ANNUITANT
BENEFICIARY	ANNUITY COMMENCEMENT DATE

INITIAL PURCHASE PAYMENT: {$    }

{MINIMUM GUARANTEED INTEREST RATE FOR THE GUARANTEED ACCOUNT: {    %}}

ANNUAL EFFECTIVE INTEREST RATES ON THE EFFECTIVE DATE:

{FIXED ACCOUNT—    %}
{DCA FIXED ACCOUNT 1—    %}
{DCA FIXED ACCOUNT 2—    %}

MORTALITY AND EXPENSE RISK CHARGE

{    %} per annum.

ADMINISTRATION CHARGE

{    %} per annum.

DEATH BENEFIT

{    }

DEATH BENEFIT COST CALCULATION METHOD

{    }

CONTRACT MAINTENANCE FEE: {$    }

        The contract maintenance fee is deducted prior to the Annuity Commencement Date on each Contract Anniversary, and on any day that the Contract is surrendered other than the Contract Anniversary. The contract maintenance fee will be deducted from the Allocation Options in the same proportion as their values are to the Contract Value. The contract maintenance fee will be waived by the Company in the event the Contract Value or the aggregate Purchase Payments reduced by surrenders equals or exceeds $50,000 on the date the contract maintenance fee is to be deducted.

TRANSFER FEE

{$    } per transfer in excess of 12 transfers in any Contract Year.

SURRENDER CHARGE

Number of Full Years Elapsed Between the Date the Purchase Payment was applied to the Contract and the Surrender Date	Surrender Charge Percentage
{0}	{0%}
{1}	{0%}
{2}	{0%}
{3+}	{0%}

ALLOCATION OPTIONS AVAILABLE ON THE EFFECTIVE DATE

{Protective Life Guaranteed Account}

  {Fixed Account}
  {DCA Fixed Account 1}
  {DCA Fixed Account 2}

Sub-Accounts of the
Protective Variable Annuity Separate Account:

{Fund Family 1}	{Fund Family 4}
{Fund 1}	{Fund 1}
{Fund 2}	{Fund 2}
{Fund 3}	{Fund 3}
{Fund 4}	{Fund 4}
{Fund 5}	{Fund 5}
{Fund 6}	{Fund 6}
{Fund 7}	{Fund 7}
{Fund Family 2}	{Fund Family 5}
{Fund 1}	{Fund 1}
{Fund 2}	{Fund 2}
{Fund 3}	{Fund 3}
{Fund 4}	{Fund 4}
{Fund 5}	{Fund 5}
{Fund 6}	{Fund 6}
{Fund 7}	{Fund 7}
{Fund Family 3}	{Fund Family 6}
{Fund 1}	{Fund 1}
{Fund 2}	{Fund 2}
{Fund 3}	{Fund 3}
{Fund 4}	{Fund 4}
{Fund 5}	{Fund 5}
{Fund 6}	{Fund 6}
{Fund 7}	{Fund 7}

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  Exhibit 4(g)